                                                                     EXHIBIT 5.2

                              PIPER & MARBURY
                                    L.L.P.
                         1200 NINETEENTH STREET, N.W.
                          WASHINGTON, D.C. 20036-2430                 BALTIMORE
                                 202-861-3900                         NEW YORK
                              FAX: 202-223-2085                     PHILADELPHIA
                                                                       EASTON



                                April 22, 1998

Credit Suisse First Boston Corporation
BancAmerica Robertson Stephens
BancBoston Securities, Inc.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY  10010-3629

Dear Sirs:

     We have served as counsel for 21st Century Telecom Group, Inc. (the "Company") in connection with the issuance and sale by the Company to Credit Suisse First Boston Corporation ("CSFB"), BancAmerica Robertson Stephens ("BancAmerica") and BancBoston Securities, Inc. ("BancBoston" and together with CSFB and BancAmerica, the "Initial Purchasers"), of $200,000,000 (Gross Proceeds) in aggregate initial principal amount of its 12-1/4% Senior Discount Notes Due 2008 (the "Notes") with a principal amount at maturity of $363,135,000 and 50,000 Units (the "Units"), each consisting of one share of its 13-3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (the "Exchangeable Preferred Stock") and one Warrant (each, a "Warrant") to purchase 8.7774 shares of voting common stock, no par value (the "Common Stock") of the Company at an exercise price of $.01 per share. The Company may, at its option (on any scheduled dividend payment date), exchange all but not less than all shares of Exchangeable Preferred Stock then outstanding for the Company's 13-3/4 % Subordinated Exchange Debentures Due 2010 (the "Exchange Debentures"). The Notes and the Units are collectively referred to herein as the "Offered Securities" and are offered pursuant to (i) a Purchase Agreement dated February 2, 1998 by and among the Company and the Initial Purchasers (the "Purchase Agreement"), (ii) an Indenture (the "Note Indenture") dated as of February 15, 1998 by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), (iii) an Indenture (the "Exchange Indenture") dated as of February 15, 1998 by and between the Company and IBJ Schroder Bank & Trust Company, as Trustee and (iv) a Registration Rights Agreement dated as of February 2, 1998 by and among the Company and the Initial Purchasers (the "Registration Rights Agreement", (v) a Warrant Agreement dated as of February 15, 1998 by and among the Company and BankBoston, N.A., as Warrant Agent (the "Warrant Agreement") and (vi) the Amended Articles of Incorporation dated as of February 9, 1998. This opinion is

Credit Suisse First Boston Corporation
BancAmerica Robertson Stephens
BancBoston Securities, Inc.
c/o Credit Suisse First Boston
April 22, 1998
Page 2

being rendered at the request of the Company and pursuant to Section 6(c) of the Purchase Agreement. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein as so defined.

     As counsel to the Company, we have participated in the preparation and have examined a copy of the Offering Circular dated February 2, 1998 setting forth information regarding the Company and the Offered Securities (the "Offering Circular"). We have participated in the preparation and have examined a signed copy of the Purchase Agreement, the Note Indenture, the Exchange Indenture, the Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement (collectively, the "Operative Documents") and we have examined the Certificate of Incorporation and all amendments thereto and By-laws of the Company and reviewed the corporate proceedings and such other documents as we deemed relevant and necessary as a basis for the opinions herein expressed.

     In connection with the opinions expressed herein, we have also examined such certificates of public officials, corporate documents and records and other certificates, opinions, documents and instruments as we have deemed necessary to form a basis for the opinions and statements hereinafter expressed. In making such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photostatic or certified copies. As to certain issues of fact material to the opinions expressed herein and as to the materiality of certain facts, we have relied, to the extent we deemed appropriate, upon representations and warranties of the Company contained in Section 2 of the Purchase Agreement and representations made to us by one or more officers or employees of the Company, and nothing has come to our attention leading us to question the accuracy of such information.

     We have assumed that each of the Operative Documents has been duly authorized, executed and delivered by each party thereto other than the Company and that each such party has all requisite power and authority to effect the transactions contemplated by such documents. We have also assumed that each of such documents is a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to any such party's power, authority or competence.

Credit Suisse First Boston Corporation
BancAmerica Robertson Stephens
BancBoston Securities, Inc.
c/o Credit Suisse First Boston
April 22, 1998
Page 3

     For purposes of the opinions and statements expressed herein, the phrase "to the best of our knowledge" or words of similar import means the actual knowledge of the individual attorneys of this firm who have provided substantive attention to the matters in which we have been engaged by the Company as counsel. In addition, for purposes of the opinions and statements expressed herein, the phrase "after due inquiry" means the review of the subject matter of the opinions so qualified with appropriate officers of the Company. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters, except for inquiry of officers of the Company.

     The opinions hereinafter expressed are qualified to the extent that the validity or enforceability of any of the agreements, documents or obligations referred to herein may be subject to or affected by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors in general. We do not express any opinion herein as to the availability of any equitable or other specific remedy upon breach of any of the agreements, documents or obligations referred to herein.

     Our opinions herein are subject to the effect of applicable law that may limit the enforceability or render ineffective certain of the remedial provisions of the liquidated damages provisions of the Registration Rights Agreement; although the inclusion of such a provision does not affect the validity of such agreements, as a whole, and there exist legally adequate remedies for a realization of the principal benefits afforded thereby.

     Our opinion is based upon the current interpretation of applicable law and facts existing on the date hereof. We disclaim any obligation to advise you of any developments or changes either in the applicable law or facts which may occur after the date of this opinion. This opinion is limited to the federal laws of the United States, and with respect only to numbered paragraphs 1, 2, 3 and 4 hereof, the laws of the State of New York.

     Based upon, and as limited in accordance with, the foregoing, we are of the opinion that:

          1. Each of the Operative Documents conforms in all material respects to the description thereof contained in the Offering Circular and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and

Credit Suisse First Boston Corporation
BancAmerica Robertson Stephens
BancBoston Securities, Inc.
c/o Credit Suisse First Boston
April 22, 1998
Page 4

similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          2. The Notes, the Exchangeable Preferred Stock, the Exchange Debentures and the Warrants conform to the description thereof contained in the Offering Circular and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          3. No consent, approval, authorization or order of, or filing with, any United States Federal or New York court or governmental body or agency is required for the execution, delivery, and performance of the Operative Documents, Notes and Warrants by the respective parties thereto or for the consummation of the transactions contemplated by the Operative Documents by the Company, except those that have been obtained and except such as may be required under state securities laws and other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement;

          4. The execution, performance and delivery of the Operative Documents and the issuance and sale of the Offered Securities and compliance with the terms of and provisions thereof will not result in a breach or violation of, or constitute a default under, any statute, any rule, regulation, or order of any United States. Federal or New York governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or to the best of our knowledge, after due inquiry any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject;

          5. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of the Purchase Agreement and of the Company in
Section 2 of the Purchase Agreement, it is not necessary in connection with (A) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to the Purchase Agreement or (B) the initial resales of the Offered Securities by the several Purchasers in the manner contemplated by the Purchase Agreement to register the Offered

Credit Suisse First Boston Corporation
BancAmerica Robertson Stephens
BancBoston Securities, Inc.
c/o Credit Suisse First Boston
April 22, 1998
Page 5

Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act;

          6. The descriptions under the headings "Legislation and Regulation" and under "Description of Certain Indebtedness" in the Offering Circular constitutes a fair summary of the information contained therein;

          7. To the best of our knowledge, after due inquiry, the Company is in compliance with its obligations under the pole attachment agreements with Commonwealth Edison Company and a subsidiary of Ameritech Corporation and the attachment agreement with the Chicago Transit Authority;

          8. To the best of our knowledge, after due inquiry, the Company and its subsidiaries are in compliance in all material respects with the Communications Act, with all applicable rules, regulations and policies of the FCC and with all other applicable United States Federal and state laws and regulations;

          9. To the best of our knowledge, after due inquiry, the Company and its subsidiaries are in compliance in all material respects with all the material terms and conditions of each license, franchise and other governmental authorization of the Company and its subsidiaries;

          10. To the best of our knowledge, after due inquiry, the licenses, franchises and other governmental authorizations of the Company and its subsidiaries are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, or any other proceeding (other than proceedings relating to the telecommunications industry generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of such licenses, franchises or other governmental authorizations;

          11. To the best of our knowledge, after due inquiry, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any license, franchise or other governmental authorization or (ii) materially and adversely affects or could reasonably be expected in the

Credit Suisse First Boston Corporation
BancAmerica Robertson Stephens
BancBoston Securities, Inc.
c/o Credit Suisse First Boston
April 22, 1998
Page 6

future to materially adversely affect any of the rights of the Company or any of its subsidiaries thereunder; and

          12. To the best of our knowledge, after due inquiry, the Company and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the licenses, franchises and other governmental authorizations.

     In the course of the preparation by the Company of the Offering Circular, we have participated in discussions with your representatives and those of the Company and its independent accountants in which the business and affairs of the Company and the contents of the Offering Circular were discussed. We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Offering Circular, and except with respect to the descriptions referred to in paragraphs 1, 2, and 6 above, we are not passing upon and do not assume any responsibility therefor. Furthermore, we have relied upon the truth, accuracy and completeness of the statements made or furnished to us.

     On the basis of the information that we have gained in the course of our representation of the Company in connection with its preparation of the Offering Circular and our participation in the discussions referred to above, nothing has come to our attention that leads us to believe that the Offering Circular, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we express no view with respect to (x) financial statements and notes contained in the Offering Circular, (y) the statements in the Offering Circular relating to patents and/or patent applications and (z) any information furnished in writing by the Initial Purchasers for use in the Offering Circular as described in Section 7(b) of the Purchase Agreement.

                               Very truly yours,


                               /s/ Piper & Marbury LLP
                               -----------------------